CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No.333-72405) of our report dated May 25, 1999, on our audit of the financial statements of R-Tec Technologies, Inc. We also consent to the reference to our firm under the caption "Experts."

                         _____________/S/_______________

                           JAMES MOORE & COMPANY, P.L.

Gainesville, Florida
July 12, 1999